UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2013, the Board of Directors of The Babcock & Wilcox Company (the “Company”) adopted an amendment, effective immediately, to the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”) to add an exclusive forum provision. The exclusive forum provision provides that, unless the Company consents to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court of the District of Delaware) will be the sole and exclusive forum for certain actions involving the Company or its directors, officers or other employees.

The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of The Babcock & Wilcox Company effective September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

September 11, 2013

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